UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2025

AppLovin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Page Mill Road
Palo Alto, California 94304
(Address of principal executive offices, including zip code)
(800) 839-9646
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On June 30, 2025, AppLovin Corporation (“AppLovin”) and Tripledot (“Purchaser Parent”) entered into an amendment (the “Amendment”) to that certain Purchase Agreement, dated as of May 7, 2025 by and among AppLovin, its subsidiaries Morocco, Inc. and AppLovin GmbH (collectively with AppLovin, the “Sellers”), Purchaser Parent, and its subsidiaries Eton Games, Inc. (“Eton”) and Tripledot Group Holdings Limited (collectively, with Purchaser Parent, the “Purchasers”), (as amended, the “Purchase Agreement”, and the transactions contemplated thereby, the “Transactions”) to provide, among other things, that in lieu of the issuance of a secured promissory note by Eton to AppLovin or its designated affiliate at the closing of the Transactions (the “Closing”) to fund a portion of the full Cash Consideration (as defined in the Purchase Agreement), Purchaser Parent may elect to pay such amount in cash.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 2.1, and the terms of which are incorporated herein by reference.

Item 8.01    Other Events

On June 30, 2025, AppLovin and the Sellers completed the Closing under the Purchase Agreement. At Closing, AppLovin transferred the equity interests of certain of its wholly owned subsidiaries that are engaged in AppLovin’s mobile gaming business to the Purchasers for consideration consisting of (i) $400.0 million in cash consideration, subject to closing adjustments, and (ii) equity consideration comprised of ordinary shares of Purchaser Parent representing approximately 20% of the fully-diluted equity capitalization of Purchaser Parent at the time of the Closing. No promissory note was issued as part of the purchase consideration.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Exhibit Description
2.1	Amendment to Purchase Agreement, dated June 30, 2025, by and among Tripledot, Eton Games Inc., Tripledot Group Holdings Limited, AppLovin Corporation, Morocco, Inc., and AppLovin GmbH.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: July 1, 2025	/s/ Matthew A. Stumpf
Matthew A. Stumpf
Chief Financial Officer